UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition.

On July 29, 2020, Stoneridge, Inc. (the “Company”) issued a press release announcing its results for the second quarter ended June 30, 2020.  A copy of the press release is attached hereto as Exhibit 99.1. On July 30, 2020, members of the Company’s management will hold a second quarter 2020 earnings conference call to discuss the Company’s financial results and the presentation attached hereto as Exhibit 99.2, will accompany management’s comments.

The press release and earnings conference call presentation contain certain non-GAAP financial measures Adjusted Sales, Adjusted Gross Profit and Margin, Adjusted Selling, General and Administrative Expense (“Adjusted SG&A Expense”), Adjusted Design and Develoment Expense (“Adjusted D&D Expense”), Adjusted Operating Income (Loss) and Margin, Adjusted Income (Loss) Before Tax, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share (“Adjusted EPS”), Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Debt, Adjusted Tax Rate. Management believes that the presentation of the non-GAAP financial measures used in the press release and earnings conference call presentation are useful to both management and investors in their analysis of the Company’s financial position, results of operations and expected results of operations because the Adjusted Sales, Adjusted Gross Profit and Margin, Adjusted SG&A Expense, Adjusted D&D Expense, Adjusted Operating Income (Loss) and Margin, Adjusted Income (Loss) Before Tax, Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Net Debt and Adjusted Tax Rate non-GAAP financial measures facilitate a period to period comparison of operating results by excluding significant unusual, non-recurring items in 2020 and 2019. For 2020, these items relate to the pre-tax share-based compensation accelerated vesting, after-tax and pre-tax change in fair value of the earn-out consideration related to the acquisition of the remaining 26% minority interest in Stoneridge Brazil, after-tax and pre-tax restructuring costs, after-tax and pre-tax business realignment costs and after-tax and pre-tax gain in fair value of equity investment. For 2019, these items relate to the sales and pre-tax sales from disposed non-core Products, pre-tax gain from disposal of Non-core Products, pre-tax change in fair value of the earn-out consideration related to the acquisition of the remaining 26% minority interest in Stoneridge Brazil, pre-tax restructuring costs, pre-tax business realignment costs, pre-tax gain in fair value of equity investment, pre-tax share-based compensation accelerated vesting, pre-tax recovery of Brazilian indirect taxes, pre-tax one-time sale of non-core product inventory and pre-tax capitalized software development expensed and capitalized. For 2018, these items relate to the pre-tax change in fair value of the earn-out consideration related to the acquisition of the remaining 26% minority interest in Stoneridge Brazil, pre-tax restructuring costs and pre-tax business realignment costs. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures used by the Company may not be comparable to non-GAAP financial measures used by other companies. Adjusted Sales, Adjusted Gross Profit and Margin, Adjusted SG&A Expense, Adjusted D&D Expense, Adjusted Operating Income (Loss) and Margin, Adjusted Income (Loss) Before Tax, Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Net Debt and Adjusted Tax Rate should not be considered a substitute for Sales, Gross Profit, SG&A, D&D, Operating Income (Loss), Operating Margin, Income Before (Loss) Tax, Net Income (Loss), Earnings (Loss) per Share, Debt or Tax Rate prepared in accordance with GAAP.

ITEM 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above is hereby incorporated herein by reference.

The information in this report, including the press release and earnings conference call presentation furnished as Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits furnished herewith contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 29, 2020, announcing results for the second quarter ended June 30, 2020

99.2	Second quarter 2020 results earnings conference call presentation dated July 30, 2020

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: July 29, 2020	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)